Exhibit 99.1

       Second Quarter Earnings Conference Call on the Internet


    CALABASAS HILLS, Calif.--(BUSINESS WIRE)--July 15, 2003--The Cheesecake Factory Incorporated (Nasdaq:CAKE) will release results for the fiscal quarter ended July 1, 2003 after the close of market on Tuesday, July 22, 2003. An investor conference call will be broadcast live over the Internet at 2:00 p.m. Pacific Daylight Time on that day and will be hosted by David Overton, Chairman and CEO, and Jerry Deitchle, President and CFO.
    To listen to the conference call, please choose the "Audio Webcasts" option under the "Investor" section of the Company's website located at www.thecheesecakefactory.com at least fifteen minutes prior to the start of the call to register and download any necessary audio software. An archived webcast of the call will be available through August 22, 2003.
    The Cheesecake Factory Incorporated operates 63 upscale, casual dining restaurants under The Cheesecake Factory(R) name that offer an extensive menu of more than 200 items with an average check of approximately $15.78. The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company's restaurants and for other leading foodservice operators, retailers and distributors. Additionally, the Company operates three upscale casual dining restaurants under the Grand Lux Cafe(R) name in Los Angeles, Chicago and Las Vegas; one self-service, limited menu "express" foodservice operation under The Cheesecake Factory Express(R) mark inside the DisneyQuest(R) family entertainment center in Orlando, Florida; and licenses three bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe(R) name.


    CONTACT: The Cheesecake Factory
             Jane Vallaire, 818-871-3000